Exhibit 10.1
ALNYLAM PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
1. Purpose
     The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
     All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to participate in the Plan. Options and restricted stock awards (each, an “Award”) were granted under the Plan prior to the Amendment Date (as hereinafter defined). As of the Amendment Date, only options may be granted under the Plan. Notwithstanding the foregoing, the terms and conditions of any restricted stock awards outstanding on the Amendment Date will continue to be governed by the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”. The Amendment Date shall be June 11, 2009.
3. Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Options (as hereinafter defined) and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Options to be granted by such officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the officers may grant; provided further, however, that no officer shall be authorized to grant Options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
     (d) Options to Non-Employee Directors. Discretionary Options to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.
4. Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 8, Options may be granted under the Plan for up to the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:
          (1) 9,915,170 shares of Common Stock; plus
          (2) such additional number of shares of Common Stock (up to 2,451,315 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2002 and 2003 Employee, Director and Consultant Stock Plans (the “Existing Plans”) that remain available for grant under the Existing Plans immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).
     (b) Share Counting. For purposes of counting the number of shares available for the grant of Options under the Plan and under the sublimit contained in Section 4(c)(2), if any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Options under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code. Shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of

Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Options. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
     (c) Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Options shall apply:
          (1) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 500,000 per calendar year, except in the calendar year in which the Participant is hired by the Company, in which case the maximum number of shares shall be 1,000,000. The per Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
          (2) Limit on Awards to Non-Employee Directors. Following the Amendment Date, the maximum number of shares with respect to which Options may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a).
5. Stock Options
     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
     (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Alnylam Pharmaceuticals, Inc., any of Alnylam Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
     (c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) on the date the Option is granted;

provided, however, that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
          (1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant;
          (2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or
          (3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board or Committee may expressly determine otherwise.
For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code. The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Options are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.
     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to pay promptly to the Company the exercise price and any required tax withholding;
          (3) to the extent provided for in the applicable option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
          (4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;
          (5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
          (6) by any combination of the above permitted forms of payment.
     (g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.
6. Director Options.
     The provisions of this Section 6 shall apply to option awards granted prior to the Amendment Date. No Options shall be granted pursuant to this Section 6 following the Amendment Date.
     (a) Initial Grant to New Directors. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 30,000 shares of Common Stock (subject to adjustment under Section 8).
     (b) Annual Grant. On the date of each annual meeting of stockholders of the Company, beginning with the annual meeting in 2005, the Company shall grant a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock (subject to adjustment under

Section 8) to each member of the Board of Directors of the Company (1) who is both serving as a director of the Company immediately prior to and immediately following such annual meeting, (2) who is not then an employee of the Company or any of its subsidiaries; and (3) who has served as a director of the Company for at least six months. In addition, on the date of each annual meeting of stockholders of the Company, beginning with the annual meeting in 2005, the Company shall grant a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 8) to the Chairman of the Audit Committee of the Board of Directors of the Company.
     (c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the last reported sale price of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) expire on the earlier of 10 years from the date of grant or three months following termination of service as a director and (iii) contain such other terms and conditions as the Board shall determine. Options granted under Section 6(a) shall vest as to 10,000 shares on each of the first and second anniversaries of the date of grant and as to the remaining 10,000 shares on the third anniversary of the date of grant subject to the individual’s continued service as a director. Options granted under Section 6(b) shall vest in full on the first anniversary of the date of grant subject to the individual’s continued service as a director.
     (d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6.
7. Restricted Stock
     The provisions of this Section 7 shall apply to Restricted Stock Awards (as hereinafter defined) granted prior to the Amendment Date. No Restricted Stock Awards shall be granted following the Amendment Date.
     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
     (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
     (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
8. Adjustments for Changes in Common Stock and Certain Other Events
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (b) Reorganization Events.
          (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
          (2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding Options on such terms as the Board determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such

Options, (iv) provide that outstanding Options shall become realizable or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Options, all Options held by a Participant, or all Options of the same type, identically.
               For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
               To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.
               Without limiting the generality of Sections 9(f) and 10(d) below, the Board shall have the right to amend this Section 8(b)(2) to the extent it deems necessary or advisable.
          (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9. General Provisions Applicable to Awards
     (a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Option intended to be an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
     (e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 7 hereof.
     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
     (i) Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.
10. Miscellaneous
     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on Amendment Date. No Options shall be granted under the Plan after the 10th anniversary of the Amendment Date, but Options previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 8), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
     (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
     (f) Non-U.S. Participants. Options and, prior to the Amendment Date, Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Options or Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Options, or Awards granted prior to the Amendment Date, in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.
     (g) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
     The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
     (h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
     (i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.